EXHIBIT 10.3

AMENDMENT NO. 2 TO

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

EPD PUBCO UNIT II L.P.

This Amendment No. 2 dated effective as of September 30, 2020 (this “Amendment”) to the First Amended and Restated Agreement of Limited Partnership of EPD PubCo Unit II L.P., a Delaware limited partnership (the “Partnership”), is hereby adopted by (i) Enterprise Products Company, a Texas corporation, as the General Partner of the Partnership, (ii) EPCO Holdings, Inc., a Delaware corporation, as the Class A Limited Partner of the Partnership, and (iii) Class B Limited Partners of the Partnership collectively representing a Required Interest. Capitalized terms used but not otherwise defined herein are used as defined in the LP Agreement (as defined below).

RECITALS

A. The Partnership was formed on February 18, 2016 pursuant to the Delaware Revised Uniform Limited Partnership Act, as the same may be amended, modified or replaced (the “Act”).

B. The Partnership is currently governed by that certain First Amended and Restated Agreement of Limited Partnership of the Partnership, dated effective as of November 3, 2016, by the Partners (as amended, the “LP Agreement”).

C. The General Partner, the Class A Limited Partner and Class B Limited Partners collectively representing a Required Interest desire to amend the LP Agreement on the terms and conditions hereinafter set forth in accordance with Section 12.05 of the LP Agreement.

AGREEMENT

NOW, THEREFORE, the LP Agreement is hereby amended as follows:

1. Amendments.

(a) Certain Definitions.

(i) The definition of “Vesting Date” as set forth in Section 1.01 of the LP Agreement is amended and restated to read, in its entirety, as follows:

“‘Vesting Date’ means the earliest of (i) February 22, 2023, (ii) the first date on or after September 30, 2020 for which the Closing Sale Price is greater than or equal to $25.41 (as such dollar amount may be adjusted in the sole discretion of the General Partner in order to reflect any equity split, equity distribution or dividend, reverse split, combination, reclassification, recapitalization or other similar event affecting the EPD Units), (iii) a Change of Control or (iv) dissolution of the Partnership.”

(ii) The following definition is added to Section 1.01 of the LP Agreement, to appear in the appropriate alphabetical order:

“‘Closing Sale Price’ means, for any given date, the closing sale price (or, if no closing sale price is reported, the average of the bid and asked prices) per EPD Unit, as reported for such date in the composite transactions for the principal United States securities exchange on which the EPD Units are traded or, if the EPD Units are not listed on a national or regional stock exchange, as reported by The NASDAQ National Market.”

(b) Fair Market Value on the Vesting Date.

The first sentence appearing after clause (ii) within Section 11.02(c) of the LP Agreement is amended and restated to read, in its entirety, as follows:

“For purposes of this Section 11.02(c), the ‘fair market value’ of each EPD Unit held by the Partnership on the Vesting Date shall be equal to (a) for any Vesting Date other than February 22, 2023, the Closing Sale Price for such Vesting Date or (b) for a Vesting Date of February 22, 2023, the greater of (i) the Closing Sale Price for such Vesting Date or (ii) the average of the Closing Sale Prices for the 20 trading days ending on such Vesting Date.”

2. Governing Law. This Amendment shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

3. Counterparts. This Amendment may be executed in any number of counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

4. Severability. If any provision of this Amendment or its application to any person, entity or circumstance is held invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to other persons, entities or circumstances is not affected and such provision shall be enforced to the greatest extent permitted by law.

5. Terms of LP Agreement Ratified and Confirmed. The LP Agreement, as modified, amended or supplemented by this Amendment, remains in full force and effect.

[Signatures Pages to Follow.]

2	Amendment No. 2 to LP Agreement of EPD PubCo Unit II L.P.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first written above.

GENERAL PARTNER:	ENTERPRISE PRODUCTS COMPANY

	By:	/s/ Richard H. Bachmann
Richard H. Bachmann
President and Chief Executive Officer

CLASS A LIMITED PARTNER:	EPCO HOLDINGS, INC.

	By:	/s/ Richard H. Bachmann
Richard H. Bachmann
President and Chief Executive Officer

CLASS B LIMITED PARTNERS:	Representing a majority of Class B Limited Partners of the Partnership, pursuant to Powers of Attorney executed in favor of, and granted and delivered to the General Partner

	By:	ENTERPRISE PRODUCTS COMPANY
(As attorney-in-fact for the Class B Limited Partners pursuant to powers of attorney)

	By:	/s/ Richard H. Bachmann
Richard H. Bachmann
President and Chief Executive Officer

3	Amendment No. 2 to LP Agreement of EPD PubCo Unit II L.P.